Exhibit 99.1

                       PEGASUS COMMUNICATIONS CORPORATION
                       REPORTS FIRST QUARTER 2003 RESULTS


Bala Cynwyd, PA, May 13, 2003 - Pegasus Communications Corporation (NASDAQ:
PGTV) today reported financial results for the quarter ended March 31, 2003. - (Amounts and changes specified are for the three months ended March 31, 2003 compared to the three months ended March 31, 2002, unless indicated otherwise.)


Consolidated net revenues decreased $8.6 million, or 4%, to $213.1 million. Consolidated loss from operations decreased $8.5 million, or 60%, to $5.7 million. The Company's net loss applicable to common shares increased $3.6 million, or 9%, to $43.3 million. Net cash used by operating activities increased $3.3 million to $8.0 million.

DBS net revenues decreased $9.2 million, or 4%, to $205.5 million. DBS EBITDA increased $3.9 million, or 8%, to $52.6 million. DBS EBITDA as a percentage of DBS net revenues increased to 26% from 23%. DBS free cash flow increased $8.6 million, or 27%, to $40.9 million.


Conference Call

A conference call to discuss this news release and other matters of interest will be held at 11:00 AM ET on Wednesday, May 14, 2003. The earnings conference call can be accessed by dialing (706) 634-0725. A webcast of the conference call can also be accessed over the Internet through Pegasus Communications' website at www.pgtv.com. The call will be hosted by Marshall W. (Mark) Pagon, Chairman and Chief Executive Officer; Ted S. Lodge, President and Chief Operating Officer; Howard E. Verlin, Executive Vice President; Rory, J. Lindgren, Executive Vice President of Operations; and Joseph W. Pooler, Senior Vice President of Finance. A telephone replay of the conference call will be available approximately two hours after the conference call concludes and will continue until 11:59 PM ET on May 23, 2003. The telephone replay can be accessed by calling (706) 645-9291 and entering the pass code: 177345.


About Pegasus

Pegasus Communications Corporation (www.pgtv.com) provides digital satellite television to rural households throughout the United States. We are the 10th largest pay television company in the United States. Pegasus also owns and/or operates television stations affiliated with CBS, FOX, UPN, and The WB networks.

Safe Harbor

Certain matters contained in this news release concerning the business outlook, which are not historical facts, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward-looking statements may be identified with words such as "we expect", "we predict", "we believe", "we project", "we anticipate," and similar expressions. Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that the Company's results will be as estimated.

Factors which can affect the Company's performance are described in the Company's filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which the Company operates; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc.; the acquisition by a third party of the DirecTV business and the related confusion in the marketplace; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications; technological developments and difficulties; an ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; the ability to attract and retain qualified personnel; the Company's significant indebtedness; and the availability and terms of capital to fund the expansion of the Company's businesses. Persons are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


For further information, contact:

Andrew Smith
Pegasus Communications Corporation
(610) 934-7000
andrew.smith@pgtv.com


                     (Please see attached financial tables)

                       PEGASUS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands, except *)
                                   (unaudited)

                                                                                Three Months Ended Mar 31,
                                                                                 2003                 2002
                                                                                 ----                 ----
       Net revenues:
          DBS                                                                 $ 205,546            $ 214,724
          Broadcast and other operations                                          7,572                7,005
                                                                              ---------            ---------
            Total net revenues                                                  213,118              221,729
       Operating expenses:
          DBS
            Programming                                                          93,256               96,318
            Other subscriber related expenses                                    44,675               51,741
                                                                              ---------            ---------
              Direct operating expenses (excluding depreciation and             137,931              148,059
                amortization shown below)
            Promotions and incentives                                             2,878                1,743
            Advertising and selling                                               5,726                8,301
            General and administrative                                            6,373                7,917
            Depreciation and amortization                                        41,986               39,450
                                                                              ---------            ---------
              Total DBS                                                         194,894              205,470
          Broadcast and other operations  (including depreciation and
            amortization of $754 and $919, respectively)                          7,831                7,482
          Corporate and development expenses  (including depreciation and
            amortization of $4,065 and $7,943, respectively)                      8,084               13,487
          Other operating expenses, net                                           8,010                9,465
                                                                              ---------            ---------
            Loss from operations                                                 (5,701)             (14,175)
       Interest expense                                                         (36,551)             (36,052)
       Interest income                                                              150                  218
       Other nonoperating income, net                                             1,354                1,126
       Equity in earnings (losses) of affiliates                                 (3,122)                 176
       Net benefit for income taxes                                              (2,729)             (18,351)
       Income (loss) from discontinued operations                                 4,454               (1,384)
       Preferred stock dividends                                                 (6,656)              (7,989)
                                                                              ---------            ---------
            Net loss applicable to common shares                              $ (43,343)           $ (39,729)
                                                                              ==========           =========

            Weighted average number of common shares outstanding                  5,706                5,970
                                                                              =========            =========

            Basic and diluted per common share amounts  *                       $ (7.60)             $ (6.65)

   Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                            DBS EBITDA RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                                              Three Months Ended Mar 31,
                                                                                2003              2002
                                                                                ----              ----
               DBS revenues                                                  $  205,546        $  214,724
               DBS operating expenses (excluding depreciation and
                   amortization)                                               (152,908)         (166,020)
                                                                             ----------        ----------
                  DBS EBITDA  (1)                                                52,638            48,704

                          DBS EBITDA % to DBS net revenues                           26%               23%

               DBS depreciation and amortization                                (41,986)          (39,450)
               Broadcast and other operations, net                                 (259)             (477)
               Corporate and development expenses                                (8,084)          (13,487)
               Other operating expenses, net                                     (8,010)           (9,465)
                                                                             ----------        ----------
                  Loss from operations                                       $   (5,701)       $  (14,175)
                                                                             ==========        ==========

               (1) - DBS EBITDA is defined as DBS net revenues less DBS operating expenses (excluding depreciation and amortization). DBS EBITDA is not, and should not be considered, an alternative to income from operations, net income, or any other measure for determining our operating performance, as determined under generally accepted accounting principles. Although EBITDA is a common measure used by other companies, our calculation of DBS EBITDA may not be comparable with that of others.

    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                    Three Months Ended Mar 31,
                                                                                    2003                   2002
                                                                                    ----                   ----
Net cash used by operating activities                                           $     (7,972)          $     (4,691)
                                                                                ------------           ------------

Cash flows from investing activities:
   DBS equipment capitalized                                                          (5,384)                (6,039)
   Other capital expenditures                                                           (600)                (1,408)
   Proceeds from sale of broadcast station                                            10,965                      -
   Other                                                                                  98                      -
                                                                                ------------           ------------
Net cash provided by (used for) investing activities                                   5,079                 (7,447)
                                                                                ------------           ------------

Cash flows from financing activities:
   Repayments of term loan borrowings                                                   (846)                  (687)
   Repayment of revolving credit facility                                                  -                (80,000)
   Repayments of other long term debt                                                 (2,278)                (5,879)
   Purchases of common stock                                                          (1,223)                     -
   Redemption of preferred stock                                                           -                 (5,717)
   Other                                                                                 (10)                  (289)
                                                                                ------------           ------------
Net cash used for financing activities                                                (4,357)               (92,572)
                                                                                ------------           ------------

Net decrease in cash and cash equivalents                                             (7,250)              (104,710)
Cash and cash equivalents, beginning of year                                          59,814                144,673
                                                                                ------------           ------------
Cash and cash equivalents, end of period                                        $     52,564           $     39,963
                                                                                ============           ============

    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                               DBS FREE CASH FLOW
         (including reconciliation to cash used by operating activities)
                                 (in thousands)
                                   (unaudited)

                                                                              Three Months Ended Mar 31,
                                                                                2003              2002
                                                                                ----              ----

               DBS EBITDA                                                   $    52,638       $    48,704
               Deferred subscriber acquisition costs                             (6,201)           (9,607)
               DBS equipment capitalized and other capital
                   expenditures                                                  (5,569)           (6,875)
                                                                            -----------       -----------
                                                                            -----------       -----------
                  DBS free cash flow  (1)                                        40,868            32,222

               Broadcast and other operations, net (excluding
                   depreciation and amortization)                                   495               442
               Corporate and development expenses  (excluding
                   depreciation and amortization)                                (4,019)           (5,544)
               Cash interest expense, net                                       (29,905)          (29,229)
               Other operating expenses, net                                     (8,010)           (9,465)
               DBS equipment capitalized and other capital
                   expenditures                                                   5,569             6,875
               Other working capital adjustments  (2)                           (12,970)                8
                                                                            -----------       -----------
                                                                            -----------       -----------
                  Cash used by operating activities                         $    (7,972)      $    (4,691)
                                                                            ===========       ===========

               (1) - DBS free cash flow is defined as DBS EBITDA less DBS deferred SAC and DBS capital expenditures. DBS free cash flow is not, and should not be considered, an alternative to cash used by operating activities, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.
               (2) - Additional information included on the Company's website (www.pgtv.com).

    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                                                  Mar 31,                Dec 31,
                                                                                   2003                    2002
                                                                                   ----                    ----
Currents assets:
   Cash and cash equivalents                                                  $        52,564         $        59,814
   Accounts receivable, net
     Trade                                                                             21,671                  27,238
     Other                                                                             10,821                   9,521
   Deferred subscriber acquisition costs, net                                          14,242                  15,706
   Prepaid expenses                                                                     6,396                   8,204
   Other current assets                                                                 7,332                   7,730
                                                                              ---------------         ---------------
     Total current assets                                                             113,026                 128,213
Property and equipment, net                                                            84,905                  85,062
Intangible assets, net                                                              1,705,091               1,737,584
Other noncurrent assets                                                               153,638                 159,929
                                                                              ---------------         ---------------

   Total                                                                      $     2,056,660         $     2,110,788
                                                                              ===============         ===============

Current liabilities:
   Current portion of long term debt                                          $         3,931         $         5,752
   Accounts payable                                                                    13,181                  16,773
   Accrued interest                                                                    22,213                  35,526
   Accrued programming fees                                                            56,915                  57,196
   Accrued commissions and subsidies                                                   40,277                  40,191
   Other accrued expenses                                                              32,991                  32,692
   Other current liabilities                                                            6,846                   7,201
                                                                              ---------------         ---------------
     Total current liabilities                                                        176,354                 195,331
Long term debt                                                                      1,286,681               1,283,330
Other noncurrent liabilities                                                           45,030                  46,169
                                                                              ---------------         ---------------
   Total liabilities                                                                1,508,065               1,524,830
                                                                              ---------------         ---------------

Commitments and contingent liabilities                                                      -                       -
Redeemable preferred stocks                                                           212,374                 209,211
Redeemable preferred stock of subsidiary                                              100,018                  96,526
Minority interest                                                                       2,343                   2,157
Common stockholders' equity:
   Common stock                                                                            61                      61
   Other common stockholders' equity                                                  233,799                 278,003
                                                                              ---------------         ---------------
     Total common stockholders' equity                                                233,860                 278,064
                                                                              ---------------         ---------------

   Total                                                                      $     2,056,660         $     2,110,788
                                                                              ===============         ===============

    Certain amounts for 2002 have been reclassified for comparative purposes.